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                      [MAGDEFRAU & DANSKY LLC LETTERHEAD]




November 17, 1998



Mr. Joseph Rossi, President
Board of Directors
Tolland Bank
P.O. Box 156
Tolland, CT 06084


Dear Joe and Directors:

This letter is to inform you that, for personal reasons, I am resigning from the Board of Directors of Alliance Bancorp of New England and Tolland Bank, effective immediately.


I wish you continued success!


Very truly yours,


/s/ Theresa
-------------------------
Theresa L. Dansky